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                             AGREEMENT AND PLAN OF MERGER




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                                  TABLE OF CONTENTS



ARTICLE I MERGER     . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

ARTICLE II TERMS OF THE MERGER AND CLOSING . . . . . . . . . . . . . . . .   -2-
     Section 2.1   Terms of Merger. . . . . . . . . . . . . . . . . . . .    -2-
           2.1.1    Constituent Corporations, Surviving
                    Corporation and Name of Surviving Corporation. . . . .   -2-
           2.1.2    The Merger.. . . . . . . . . . . . . . . . . . . . . .   -2-
           2.1.3    Effective Date.. . . . . . . . . . . . . . . . . . . .   -6-
     Section 2.2    Securityholders' Representative. . . . . . . . . . . .   -6-
     Section 2.3    Time and Place of Closing. . . . . . . . . . . . . . .   -7-
     Section 2.4    Deliveries.. . . . . . . . . . . . . . . . . . . . . .   -7-
           2.4.1    Deliveries by the Company. . . . . . . . . . . . . . .   -7-
           2.4.2    Deliveries by the Buying Parties.. . . . . . . . . . .   -8-
     Section 2.5    Tax-Free Reorganization. . . . . . . . . . . . . . . .   -9-
     Section 2.6    Announcement of Agreement. . . . . . . . . . . . . . .   -9-

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . .   -9-
     Section 3.1    Legal Existence and Power. . . . . . . . . . . . . . .   -9-
     Section 3.2    Authorization. . . . . . . . . . . . . . . . . . . . .  -10-
     Section 3.3    Governmental Authorization.. . . . . . . . . . . . . .  -10-
     Section 3.4    Non-Contravention. . . . . . . . . . . . . . . . . . .  -10-
     Section 3.5    Capitalization.. . . . . . . . . . . . . . . . . . . .  -10-
     Section 3.6    Subsidiaries.. . . . . . . . . . . . . . . . . . . . .  -11-
     Section 3.7    Financial Statements; Absence of
                    Undisclosed Liabilities. . . . . . . . . . . . . . . .  -11-
     Section 3.8    Receivables. . . . . . . . . . . . . . . . . . . . . .  -12-
     Section 3.9    Compliance with Law. . . . . . . . . . . . . . . . . .  -12-
     Section 3.10   No Defaults. . . . . . . . . . . . . . . . . . . . . .  -12-
     Section 3.11   Litigation.. . . . . . . . . . . . . . . . . . . . . .  -13-
     Section 3.12   Absence of Certain Changes.. . . . . . . . . . . . . .  -13-
     Section 3.13   Certain Agreements.. . . . . . . . . . . . . . . . . .  -14-
     Section 3.14   Employee Benefits. . . . . . . . . . . . . . . . . . .  -14-
     Section 3.15   Major Contracts. . . . . . . . . . . . . . . . . . . .  -15-
     Section 3.16   Tax Returns. . . . . . . . . . . . . . . . . . . . . .  -16-
     Section 3.17   Interests of Officers, Directors and Other Affiliates.  -17-
     Section 3.18   Intellectual Property. . . . . . . . . . . . . . . . .  -17-
     Section 3.19   Restrictions on Business Activities. . . . . . . . . .  -20-
     Section 3.20   Title to Properties, Absence of Liens and Encumbrances,
                    Condition of Equipment . . . . . . . . . . . . . . . .  -20-
     Section 3.21   Governmental Authorizations and Licenses.. . . . . . .  -20-
     Section 3.22   Environmental Matters. . . . . . . . . . . . . . . . .  -20-


                                     -i-

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     Section 3.23   Insurance. . . . . . . . . . . . . . . . . . . . . . .  -21-
     Section 3.24   Labor Matters. . . . . . . . . . . . . . . . . . . . .  -21-
     Section 3.25   Employees. . . . . . . . . . . . . . . . . . . . . . .  -21-
     Section 3.26   Customers. . . . . . . . . . . . . . . . . . . . . . .  -22-
     Section 3.27   Company Securityholders. . . . . . . . . . . . . . . .  -22-
     Section 3.28   Truthfulness.. . . . . . . . . . . . . . . . . . . . .  -22-

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TSA . . . . . . . . . . . . .  -22-
     Section 4.1    Corporate Existence and Power. . . . . . . . . . . . .  -22-
     Section 4.2    Corporate Authorization. . . . . . . . . . . . . . . .  -23-
     Section 4.3    Governmental Consents and Approvals. . . . . . . . . .  -23-
     Section 4.4    Non-Contravention. . . . . . . . . . . . . . . . . . .  -23-
     Section 4.5    Capitalization of TSA. . . . . . . . . . . . . . . . .  -24-
     Section 4.6    SEC Filings. . . . . . . . . . . . . . . . . . . . . .  -24-
     Section 4.7    Financial Statements.. . . . . . . . . . . . . . . . .  -24-
     Section 4.8    Absence of Certain Changes.. . . . . . . . . . . . . .  -25-
     Section 4.9    Truthfulness.. . . . . . . . . . . . . . . . . . . . .  -25-

ARTICLE V COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . .  -25-
     Section 5.1    Conduct of Business. . . . . . . . . . . . . . . . . .  -25-
     Section 5.2    Access to Information. . . . . . . . . . . . . . . . .  -26-
     Section 5.3    Other Offers.. . . . . . . . . . . . . . . . . . . . .  -27-
     Section 5.4    Special Meeting. . . . . . . . . . . . . . . . . . . .  -27-
ARTICLE VI COVENANTS OF TSA. . . . . . . . . . . . . . . . . . . . . . . .  -27-


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ARTICLE VII COVENANTS OF ALL PARTIES . . . . . . . . . . . . . . . . . . .  -28-
     Section 7.1    Advice of Changes. . . . . . . . . . . . . . . . . . .  -28-
     Section 7.2    Regulatory Approvals.. . . . . . . . . . . . . . . . .  -28-
     Section 7.3    Necessary Consents.. . . . . . . . . . . . . . . . . .  -28-
     Section 7.4    Actions Contrary to Stated Intent. . . . . . . . . . .  -28-
     Section 7.5    Public Announcements.. . . . . . . . . . . . . . . . .  -28-
     Section 7.6    Confidentiality. . . . . . . . . . . . . . . . . . . .  -29-

ARTICLE VIII CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . .  -29-
     Section 8.1    Conditions to Obligations of TSA.. . . . . . . . . . .  -29-
           8.1.1    No Actions, etc. . . . . . . . . . . . . . . . . . . .  -30-
           8.1.2    Accuracy of Representations and Warranties and
                    Compliance with Covenants. . . . . . . . . . . . . . .  -30-
           8.1.3    No Material Adverse Change.. . . . . . . . . . . . . .  -30-
           8.1.4    Consents.. . . . . . . . . . . . . . . . . . . . . . .  -30-
           8.1.5    Stockholder Approval; Absence of Appraisal Demands.. .  -30-
           8.1.6    Options, etc.. . . . . . . . . . . . . . . . . . . . .  -30-
           8.1.7    Hart-Scott-Rodino. . . . . . . . . . . . . . . . . . .  -31-
           8.1.8    Closing Agreements.. . . . . . . . . . . . . . . . . .  -31-
           8.1.9    Tax Opinion. . . . . . . . . . . . . . . . . . . . . .  -31-
          8.1.10    Pooling Opinion. . . . . . . . . . . . . . . . . . . .  -31-
          8.1.11    Effectiveness of the Registration Statements and
                    Prospectus Delivery. . . . . . . . . . . . . . . . . .  -31-
     Section 8.2    Conditions to Obligations of the Company.. . . . . . .  -32-
           8.2.1    No Actions, etc. . . . . . . . . . . . . . . . . . . .  -32-
           8.2.2    Accuracy of Representations and Warranties.. . . . . .  -32-
           8.2.3    No Material Adverse Change.. . . . . . . . . . . . . .  -32-
           8.2.4    Stockholder Approval . . . . . . . . . . . . . . . . .  -32-
           8.2.5    Effectiveness of the Registration Statements and
                    Prospectus Delivery. . . . . . . . . . . . . . . . . .  -32-
           8.2.6    Hart-Scott-Rodino. . . . . . . . . . . . . . . . . . .  -33-
           8.2.7    Closing Agreements.. . . . . . . . . . . . . . . . . .  -33-


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ARTICLE IX TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . .  -33-
     Section 9.1    Termination Prior to the Closing Date. . . . . . . . .  -33-
     Section 9.2    Termination. . . . . . . . . . . . . . . . . . . . . .  -34-
     Section 9.3    Effect of Termination. . . . . . . . . . . . . . . . .  -34-

ARTICLE X SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNITY,
                    ESCROW OF SHARES . . . . . . . . . . . . . . . . . . .  -34-
     Section 10.1 Survival of Representations and Warranties, Indemnity, Escrow of Shares Pending Resolution of Certain Matters. -34-
     Section 10.2   Term of Escrow.. . . . . . . . . . . . . . . . . . . .  -35-
     Section 10.3   Formula for Number of Escrowed Shares to be
                    Returned to Parent.. . . . . . . . . . . . . . . . . .  -35-
     Section 10.4   Certification of Losses, Return of Shares to Parent and
                    Delivery of Balance to the Securityholders.. . . . . .  -35-
     Section 10.5   Survival of Representations. . . . . . . . . . . . . .  -37-
     Section 10.6   Indemnification by the Securityholders.. . . . . . . .  -37-
     Section 10.7   Securityholders' Participation in Defense
                    Against Third Party Claims.. . . . . . . . . . . . . .  -38-
     Section 10.8   Indemnification by TSA.. . . . . . . . . . . . . . . .  -38-
     Section 10.9   TSA's Participation in Defense Against Third
                    Party Claims . . . . . . . . . . . . . . . . . . . . .  -40-

ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
     Section 11.1   Certain Updated Information. . . . . . . . . . . . . .  -40-
     Section 11.2   Further Assurances.. . . . . . . . . . . . . . . . . .  -41-
     Section 11.3   Fees and Expenses. . . . . . . . . . . . . . . . . . .  -41-
     Section 11.4   Notices. . . . . . . . . . . . . . . . . . . . . . . .  -41-
     Section 11.5   Governing Law. . . . . . . . . . . . . . . . . . . . .  -43-
     Section 11.6   Binding upon Successors and Assigns. . . . . . . . . .  -43-
     Section 11.7   Severability.. . . . . . . . . . . . . . . . . . . . .  -43-
     Section 11.8   Entire Agreement.. . . . . . . . . . . . . . . . . . .  -43-
     Section 11.9   Other Remedies.. . . . . . . . . . . . . . . . . . . .  -43-
     Section 11.10  Amendment and Waivers. . . . . . . . . . . . . . . . .  -43-
     Section 11.11  Construction of Agreement. . . . . . . . . . . . . . .  -44-
     Section 11.12  Absence of Third Party Beneficiary Rights. . . . . . .  -44-
     Section 11.13  Mutual Drafting. . . . . . . . . . . . . . . . . . . .  -44-
     Section 11.14  Counterparts.. . . . . . . . . . . . . . . . . . . . .  -44-


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                            AGREEMENT AND PLAN OF MERGER


This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 27th day of April, 1998 among Transaction Systems Architects, Inc., a Delaware corporation ("TSA" or "Parent"), I.N. Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub"; each of Parent and Merger Sub being sometimes referred to herein as a "Buying Party" and collectively as the "Buying Parties"), and IntraNet, Inc., a Massachusetts corporation (the "Company").

                                       RECITALS

     1. Each of Parent and the Company desire to have Merger Sub merge with and into the Company (the "Merger"), all upon the terms and subject to the conditions set forth in this Agreement and in the Articles of Merger (as hereinafter defined).

     2. The parties hereto intend that the Merger (i) be able to be accounted for by Parent on a "pooling of interests" basis and (ii) qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Code (as hereinafter defined).

     3. Messrs. Anthony D. Smith and Jonathan M. Edwards, who each own in excess of 40% of the shares of Common Stock of the Company, have agreed to vote all of their respective shares for the Merger.

     THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                        MERGER

     Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, the Company and the Buying Parties agree to use their respective best efforts to cause the Merger to occur on the Closing Date (as defined in Section 2.3).

                                      ARTICLE II

                           TERMS OF THE MERGER AND CLOSING.

     SECTION II.1   TERMS OF MERGER.

          II.1.1 CONSTITUENT CORPORATIONS, SURVIVING CORPORATION AND NAME OF SURVIVING CORPORATION. The Company and the Merger Sub are sometimes collectively referred to herein as the "Constituent Corporations." The Company shall be the surviving corporation of the Merger, and is sometimes referred to herein as the "Surviving Corporation." The name of the Surviving Corporation shall be IntraNet, Inc.

          II.1.2    THE MERGER.

          (a) Assets and Liabilities, etc. The Merger shall be pursuant to the provisions of and with the effect provided in Sections 78 et seq. of the Massachusetts Business Corporation Law. On the Effective Date (as defined in Section 2.1.3), the Merger Sub shall be merged with and into the Company, which shall continue to be governed by the laws of The Commonwealth of Massachusetts, and the separate corporate existence of the Merger Sub shall thereupon cease. From and after the Effective Date, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger, and the corporate franchises, existence and rights of the Merger Sub shall be merged into the Company and the Company shall, as the Surviving Corporation, be fully vested therewith. Moreover, upon the Merger becoming effective, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations, and all their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action, belonging to any of them, shall be transferred to, and shall be vested in, the Surviving Corporation without further act or deed; but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent Corporations in the same manner and to the same extent as if the Surviving Corporation had itself incurred such liabilities and obligations.

          (b) Charter and By-laws. On the Effective Date, the Charter of the Merger Sub, as in effect immediately prior to the Effective Date, shall be the Charter of the Surviving Corporation, until duly amended in accordance with law. As of the Effective Date, the total number of shares of stock which the Surviving Corporation shall have authority to issue is one thousand shares of Common Stock, $0.01 par value per share. On the Effective Date, the By-laws of the Merger Sub, as in effect immediately prior to the Effective Date, shall be the By-laws of the Surviving Corporation until duly amended in accordance with law.

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          (c)  Directors and Officers.  On the Effective Date, the persons who are directors and officers of Merger Sub immediately prior to the Effective Date shall become the directors and officers, respectively, of the Surviving Corporation, holding the same offices in the Surviving Corporation as they held in Merger Sub immediately prior to the Effective Date together with the additional persons as indicated below, until their successors shall be elected and qualified in accordance with law and the Charter and By-laws of the Surviving Corporation. As such, as of the effective time of the Merger the only directors of the Surviving Corporation shall be Anthony D. Smith, Jonathan M. Edwards and Richard J. Condon, Jr., and the only officers of the Surviving Corporation shall be the same persons holding the same positions as in the Company immediately prior to the Effective Date.

          (d) Converting Company Shares and Company Options. Upon the effectiveness of the Merger, by virtue of the Merger and without any action on the part of the holders thereof, each of the outstanding shares of Common Stock of the Company (other than (i) such shares held in the Company's treasury or by any Subsidiary (as defined in Section 3.6) of the Company, (ii) such shares, if any, as may then be owned by either Buying Party and (iii) Dissenting Shares (as hereinafter defined); the outstanding shares of Common Stock of the Company excluding the shares referred to in clauses (i), (ii) and (iii) of this parenthetical being hereinafter referred to as the "Company Shares") shall be converted into and exchanged for the right to receive the number of shares of the Parent's Class A Common Stock ("TSA Common Stock") equal to the Exchange Ratio as defined below. The Exchange Ratio shall equal the quotient of 1,225,000 (adjusted for any stock dividends, stock splits, or other recapitalization) divided by the sum of the total shares of the Company's Common Stock outstanding on the Effective Date (excluding the shares referred to in clauses (i) and (ii) of the immediately preceding parenthetical) and the total number of shares of Common Stock of the Company purchasable on the Effective Date under outstanding options ("Company Options") granted by the Company pursuant to the Company's 1988 Stock Option Plan. Upon the effectiveness of the Merger, by virtue of the Merger and without any action on the part of the holders thereof, each of the outstanding Company Options shall be converted into and exchanged for the right to receive the number of shares of TSA Common Stock equal to (i) the number of shares of Common Stock of the Company purchasable on the Effective Date pursuant to such Company Option multiplied by the Exchange Ratio, less (ii) the quotient of the aggregate exercise price for the shares of Common Stock of the Company purchasable under such Company Option divided by the per share closing price of TSA Common Stock on the NASDAQ on the trading day immediately preceding the Closing Date ("Closing Price"), and less (iii) the quotient of all withholding taxes applicable to the conversion and exchange of such Company Option divided by the Closing Price. Notwithstanding the foregoing, (a) 10% of the shares of Parent Common Stock issuable in the Merger with respect to the Company Shares and the Company Options outstanding on the Effective Date shall be delivered into escrow and held as specified in Section 10.1 (all such shares issuable pursuant to the Merger, including the Escrowed Shares as defined below, being referred to herein as the "TSA Shares"; and said portion of the TSA Shares subject to the escrow provisions of Article X together with all shares issued in payment or distribution of any stock dividend on or stock split or other recapitalization of, or in respect of, any such Escrowed Shares, any securities or other property issued or distributed with respect to such shares in connection with any merger, consolidation or liquidation of Parent being referred to herein as the "Escrowed Shares") and the Escrowed Shares shall be distributed, to the persons who as of and immediately prior to the Closing (as defined in Section 2.3) held Company Common Stock or Company Options, only upon release from the Escrow Account as provided in Article X and subject to the provisions of Article X and (b) no fractional shares of TSA Shares shall be issued pursuant to the Merger, with each person otherwise entitled to such a fractional share being entitled to cash, payable by check of the Surviving Corporation, in an amount equal to such fraction multiplied by the Closing Price.

          (e) Exchange Mechanics for Company Shares. As promptly as practicable after the Effective Date, each holder (other than the Company, if applicable) of any outstanding certificate or certificates theretofore representing Company Shares converted in the Merger as described in paragraph (d) above shall surrender the same to Parent for cancellation (in each case together with a duly executed letter of transmittal from the holder, or in the case of pledged Company Shares from the holder and the pledgee, in form reasonably acceptable to Parent and the Surviving Corporation) and shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of TSA Shares to which such holder is entitled pursuant to the Merger and in lieu of any fractional share otherwise to be so issued, cash in an amount equal to such fraction multiplied by the Closing Price. Until so surrendered, each such outstanding certificate which, prior to the Effective Date, represented Company Shares shall be deemed for all corporate purposes to evidence ownership of the cash and number of TSA Shares into which the Company Shares represented thereby prior to the Effective Date have been converted pursuant to the Merger. With respect to any certificate alleged to have been lost, stolen or destroyed, the owner or owners of such certificate shall be entitled to the consideration set forth above upon delivery to TSA of an affidavit of such owner or owners setting forth such allegation and an indemnity agreement to indemnify TSA and the Surviving Corporation, on terms reasonably satisfactory to TSA and the Surviving Corporation, against any claim that may be made against any of them on account of the alleged loss, theft or destruction of any such certificate or the delivery of the payment set forth above.

          (f) Exchange Mechanics for Company Options. As promptly as practicable after the Effective Date, each holder of a Company Option on the Effective Date ("Optionholder") shall be issued a certificate or certificates representing the number of TSA Shares to which such Optionholder is entitled pursuant to the Merger and in lieu of any fractional share otherwise to be so issued, cash in an amount equal to such fraction multiplied by the Closing Price.

          (g) Cancellation of Treasury Stock and Stock held by Parties. On the Effective Date, any and all shares of Company Common Stock held by the Company or by any of its Subsidiaries or by either Buying Party shall, by virtue of the Merger and without any further action on the part of the Company, its Subsidiaries or the Buying Parties, be cancelled, retired and cease to exist and no payment or other distribution shall be made with respect thereto.

          (h) Conversion of Merger Sub Shares. On the Effective Date, each share of the $.01 par value common stock of the Merger Sub ("Merger Sub Common Stock") then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into one fully paid and nonassessable share of the $.01 par value common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). As promptly as practicable after the Effective Date, each holder of any outstanding certificate or certificates theretofore representing shares of Merger Sub Common Stock shall surrender the same to the Surviving Corporation and shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of shares of Surviving Corporation Common Stock to which such shareholder is entitled pursuant to the Merger. Until so surrendered, each such outstanding certificate which, prior to the Effective Date, represented Merger Sub Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Surviving Corporation Common Stock into which the shares of the Merger Sub Common Stock represented thereby prior to the Effective Date have been converted pursuant to the Merger.

          (i) Dissenting Shares. Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock outstanding immediately prior to the effective time of the Merger and held by a shareholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights for such Shares of Company Common Stock in accordance with the provisions of Sections 85 through 98 of the Business Corporation Law of The Commonwealth of Massachusetts ("Dissenting Shares") shall not be converted into the right to receive Parent Shares or other consideration that may be distributable in the Merger, unless such shareholder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If, after the Effective Date of the Merger, such holder fails to perfect or withdraws or loses his or her right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Date into a right to receive the merger consideration provided herein with respect to his or her shares of Company Common Stock, without interest thereon.

          II.1.3    EFFECTIVE DATE.  On the Closing Date (as defined in
Section 2.3), the parties hereto shall cause the Merger to be consummated by filing of articles of merger (the "Articles of Merger") prepared and filed with the Secretary of State of The Commonwealth of Massachusetts in accordance with Section 78 of the Massachusetts Business Corporation Law (the date and time of the effectiveness of such filing being the "Effective Date").

     SECTION II.2 SECURITYHOLDERS' REPRESENTATIVE. Anthony D. Smith shall, by virtue of the Merger and the approval of this Agreement at the Special Meeting held pursuant to Section 5.4, be appointed attorney-in-fact (with full power of substitution) and authorized and empowered to act for and on behalf of any or all of the holders of the Company Shares and Company Options immediately prior to Merger who are entitled to receive TSA Common Stock hereunder (the "Securityholders") in connection with the following matters: the indemnity provisions of Article X as they relate to the Securityholders generally, the escrow provisions of Article X, the notice provisions of this Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby (the above named representative, as well as any subsequent representative of the Securityholders appointed by him or after his death or incapacity elected by vote of holders of a majority of the Company Shares to be converted in the Merger and shares of Common Stock of the Company purchasable on the Effective Date pursuant to Company Options to be converted in the Merger (each being referred to as a "Securityholders' Representative"). By his execution hereof, Anthony D. Smith hereby accepts such appointment and agrees to act as Securityholders' Representative hereunder. The Securityholders' Representative shall not be liable to any Securityholder, the Buying Parties or the Company or any other person with respect to any action taken or omitted to be taken by the Securityholders' Representative under or in connection with this Agreement unless such action or omission results from or arises out of fraud, gross negligence, willful misconduct or bad faith on the part of the Securityholders' Representative. Each of the Buying Parties and each of their respective Affiliates (as defined in Section 3.14, and including, after the Closing, the Company) shall be entitled to rely on such appointment and treat the Securityholders' Representative as the duly appointed attorney-in-fact of each Securityholder. Each Securityholder who has not demanded appraisal rights pursuant to Section 2.1.2(i) or who executes the agreement required by Section 8.1.8(e), by such election to not demand appraisal rights or execution, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of the Buying Parties to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the Securityholders.

     SECTION II.3 TIME AND PLACE OF CLOSING. The closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at such location as agreed by the parties on the Business Day of the satisfaction or waiver of all conditions set forth in Sections 8.1 and
8.2 hereof, or at such other time or place upon which the parties may agree (the day on which the Closing takes place being referred to herein as the "Closing Date"). Subject to such satisfaction or waiver of such conditions, the Company and the Merger Sub shall execute and deliver the Articles of Merger on or before the Closing Date, and shall cause the Articles of Merger to be filed in accordance with the Massachusetts Business Corporation Law on the Closing Date.

     SECTION II.4 DELIVERIES.

          II.4.1 DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered to the Buying Parties all of the following:

          (a) a copy of the Company's Charter, certified as of a recent date by the Secretary of State of The Commonwealth of Massachusetts;

          (b) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of The Commonwealth of Massachusetts;

          (c) a certificate of Tax good standing of the Company, issued as of a recent date by the Commissioner of Revenue of The Commonwealth of Massachusetts;

          (d) a certificate of the clerk or an assistant clerk of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent and Merger Sub as to (A) no amendments to the Company's Charter or By-laws, (B) the corporate actions (including copies of relevant votes) taken by the Company and its board of directors and shareholders to authorize the transactions contemplated hereby and (C) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of the Company pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

          (e)  the certificate contemplated by Section 8.1.2;

          (f) such resignation letters as the Buying Parties may request not later than two business days prior to the Closing Date from directors and officers of the Company; and

          (g) such other instruments and documents as the Buying Parties may reasonably request from the Company in connection with the transactions contemplated hereby not later than two business days prior to the Closing Date.

     II.4.2 DELIVERIES BY THE BUYING PARTIES. At the Closing, the Buying Parties shall deliver or cause to be delivered to the Company the following:

          (a) copies of Parent's Charter and the Merger Sub's Charter, certified as of a recent date by the Secretaries of State of The State of Delaware and The Commonwealth of Massachusetts, respectively;

          (b) a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of The State of Delaware and a certificate of good standing of the Merger Sub, issued as of a recent date by the Secretary of State of The Commonwealth of Massachusetts;

          (c) a certificate of the secretary or assistant secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company as to (A) no amendments to Parent's Charter or By-laws, (B) the corporate actions (including copies of relevant votes) taken by Parent to authorize the transactions contemplated hereby and (C) the incumbency and signatures of the officers of Parent executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Parent pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

          (d) a certificate of the clerk of the Merger Sub or an assistant clerk of the Merger Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company as to (A) no amendments to the Merger Sub's Charter or By-laws, (B) the corporate actions (including copies of relevant votes) taken by the Merger Sub and its board of directors and shareholders to authorize the transactions contemplated hereby and (C) the incumbency and signatures of the officers of the Merger Sub executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of the Merger Sub pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

          (e)  the certificate contemplated by Section 8.2.2; and

          (f) such other instruments and documents as the Company may reasonably request from the Buying Parties in connection with the transactions contemplated hereby not later than two business days prior to the Closing Date.

     SECTION II.5 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Internal Revenue Code of 1986, as amended, (the "Code") Section 368(a)(2)(E). The shares of TSA Common Stock issued in the Merger will be issued solely in exchange for the issued and outstanding shares of Company Common Stock and outstanding Company Options pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment of the consideration paid for the Company Common Stock. Except for cash paid in lieu of fractional shares or for Dissenting Shares, no consideration that would constitute "other property" within the meaning of Code Section 356 will be paid for shares of Company Common Stock and Company Options in the Merger.
 In addition, TSA represents that it presently intends, and that at the Effective Date it will intend, to continue the Company's historic business or use a significant portion of the Company's business assets in a business.

     SECTION II.6 ANNOUNCEMENT OF AGREEMENT. Before the opening of NASDAQ on April 27, 1998, the parties will publicly announce the execution and delivery of this Agreement. The announcement will be in a form approved by TSA and the Company.

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to TSA as set forth below:

     SECTION III.1 LEGAL EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation, as the case may be, and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person or entity, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and its subsidiaries taken as a whole; and the term "Material Adverse Change" means a change which would have a Material Adverse Effect. The Company has delivered to TSA true and complete copies of its Charter and Bylaws as currently in effect.

     SECTION III.2 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby are within the powers of the Company and have been or, to the extent not executed as of the date hereof, will be prior to Closing, duly authorized by all necessary corporate or other formal action. This Agreement constitutes, or upon execution will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditor's rights generally and (b) general principles of equity.

     SECTION III.3  GOVERNMENTAL AUTHORIZATION.  Other than as set forth in
8.1.7 and except for the filing of the Articles of Merger in Massachusetts, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and the continued operation of the business of the Company after the Closing Date require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     SECTION III.4 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not:

          (a)  contravene or conflict with the Charter or Bylaws of the Company;

          (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company;

          (c) constitute a default under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Company or under any material license, franchise, permit or other similar authorization held by the Company; or

          (d) result in the creation or imposition of any Lien (as defined below) on any material asset of the Company.

     For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION III.5 CAPITALIZATION. The authorized capital stock of the Company consists of 300,000 shares of Common Stock, $.01 per share par value.
 As of the date hereof there are outstanding 122,280 shares of Common Stock of the Company.

     All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5, there are outstanding (i) no shares of capital stock or other securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or securities of the Company, and (iii) no options or other rights to acquire securities from the Company and no obligation of the Company to issue any capital stock, securities or securities convertible into or exchangeable for capital stock or other securities of the Company except for options under the Company's 1988 Stock Option Plan, all of which are currently exercisable and do not expire before June 30, 1998, as set forth in Schedule 3.5 which is part of the Company's disclosure schedule consisting of one or more schedules with Section numbers corresponding to Sections of this Article 3 (the "Company Disclosure Schedule") attached hereto. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or other securities of the Company.

     SECTION III.6 SUBSIDIARIES.For purposes of this Agreement, "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other person controlled by the Company.

     Except as set forth in Schedule 3.6, the Company has no Subsidiaries.

     SECTION III.7  FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) The Company has furnished TSA with audited financial statements for the fiscal years ended June 30, 1995 through 1997 together with unqualified reports thereof of Arthur Andersen LLP, independent public accountants, and unaudited financial statements for the nine months ended March 31, 1998. Collectively, all such financial statements are hereinafter referred to as the "Company Financial Statements." The
     June 30, 1997 balance sheet is referred to herein as the "Company Balance Sheet" and,


                                     -11
     for purposes of this Agreement, the "Company Balance Sheet Date" means June 30, 1997. Each of the balance sheets included in the Company Financial Statements fairly presents the financial position of the Company and the statements of income included therein fairly present the results of operations of the Company for the periods therein set forth, and all such financial statements included in the Company Financial Statements (including the related notes, where applicable) are in accordance with generally accepted accounting principles consistently applied during the periods involved, except as disclosed in such Company Financial Statements and with no unusual business practices used to increase net income or equity. The books, records and accounts of the Company, in reasonable detail, accurately and fairly reflect transactions of the Company. The Company maintains a system of internal accounting controls reasonably sufficient to assure that transactions are executed in accordance with management's authorization and are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and permit access to assets only in accordance with management's authorization.

          (b) As of the date hereof, (i) the Company has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which are of a nature required under generally accepted accounting principles to be reflected in a balance sheet or disclosed in the notes thereto, which are not reflected in the Company Balance Sheet except as fully disclosed in the notes thereto, and,
     (ii) all reserves set forth on the Company Balance Sheet including, without limitation, allowance for doubtful accounts were adequate in all material respects and (iii) there were no loss contingencies which were not in all material respects adequately provided for in the Company Balance Sheet or disclosed in the notes thereto.

     SECTION III.8 RECEIVABLES. The receivables shown on the Company Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such balance sheet. The receivables of the Company arising after the date of the Company Balance Sheet and prior to the Closing Date arose or will arise in the ordinary course of business and have been collected or, to the knowledge of the Company, are or will be collectible in the book amounts thereof, consistent with the past practice of the Company, less an appropriate allowance for doubtful accounts.

     SECTION III.9 COMPLIANCE WITH LAW. The Company is in compliance in all material respects with and has conducted its business so as to comply in all material respects with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Authority") applicable to its operations and with respect to which compliance is a condition of engaging in the business thereof. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Company or against any of the property or business of the Company, which are continuing in effect and could reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION III.10 NO DEFAULTS. The Company is not (and no event has occurred with respect to the Company which with the passage of time or receipt of notice would cause the Company to be), (i) in violation of any provision of its Charter or Bylaws or other similar organizational document or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Company or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Company is a party or by which the Company or its properties or assets may be bound.

     SECTION III.11 LITIGATION. Except as described in Schedule 3.11, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, threatened, against the Company. The Company has delivered to TSA complete copies of all audit response letters prepared by its counsel for independent public accountants in connection with the last three completed audits of the financial statements of the Company.

     SECTION III.12 ABSENCE OF CERTAIN CHANGES. Except as expressly allowed or contemplated by this Agreement, since the Company Balance Sheet Date, the Company has conducted its business in the ordinary course and there has not occurred:

          (a)  Any Material Adverse Change with respect to the Company;

          (b) Any amendments or changes in the Charter or Bylaws of the Company;

          (c) Any redemption, repurchase or other acquisition of shares of capital stock of the Company, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company, except for cash dividends paid in December 1997 in accordance with the Company's Stock Restriction Agreement (as amended);

          (d) Any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors, employees or consultants,


                                     -13
     except in the ordinary course of business consistent with past practice or with the written agreement of TSA;

          (e) Any acquisition or sale of a material amount of property or assets by or of the Company, except for sales to customers in the ordinary course of business;

          (f) Any entry into, amendment of, relinquishment, termination or non-renewal by the Company of any material contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

          (g) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company; or

          (h) Any agreement or arrangement made by the Company to take any action after the date hereof which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section
     3.12 untrue or incorrect as of the date when made.

     SECTION III.13 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company under any Company Employee Plan (as defined in Section 3.14 below) or otherwise (except as contemplated by Section 8.1.8(b)), (ii) materially increase any benefits otherwise payable under any Company Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     SECTION III.14 EMPLOYEE BENEFITS.

          (a) The Company has set forth in Schedule 3.14 a list which identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each employment agreement, compensation agreement, bonus, commission or similar arrangement, and fringe benefit arrangement which is maintained, administered or contributed to by the Company or any Affiliate thereof (as defined below) and covers any employee or former employee of the Company or any Affiliate or under which the Company or any Affiliate has any liability. Copies (or, if not in writing, detailed summaries) of such plans (and, it applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to TSA together with (to the extent existing) (x) the most recent annual report (Form 5500 including, if applicable, Schedule
     B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Company Employee Plans." For purposes of this Agreement, with respect to any party "Affiliate" means any corporation, limited liability company, partnership, joint venture or other person controlling, controlled by or under common control with such party.

          (b) No Company Employee Plan constitutes a "multi employer plan" as defined in Section 3(37) of ERISA (a "Multi employer Plan"), no Company Employee Plan is maintained in connection with any trust described in
     Section 501 (c) (9) of the Code and no Company Employee Plan is subject to Title IV of ERISA or Section 412 of the Code. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has or will make the Company, or any officer or director thereof, subject to any liability under Title I of ERISA.

          (c) Each Company Employee Plan which is intended to be qualified under Section 401 (a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501 (a) of the Code, subject only to the timely amendment of such Company Employee Plan.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Affiliate that would obligate the Company or any Affiliate to pay any additional compensation, including severance pay, as a result of the consummation of the transactions contemplated by this Agreement or that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

          (e) Neither the Company nor any of its Affiliates maintains or administers any "defined benefit plans" for the benefit of its employees. Neither the Company nor its Affiliates has any projected liability in respect of post-retirement health, life and medical benefits for retired employees of the Company and its Affiliates, except under Title VI of ERISA. Other than provisions of applicable law, no condition exists that would prevent the Company from amending or terminating any Company Employee Plan.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

     SECTION III.15 MAJOR CONTRACTS. Schedule 3.15 sets forth a list of the following agreements and covenants to which the Company is a party or is subject to:

          (a) Any union contract or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not terminable by the Company on 30 days' notice or less without penalty or obligation to make payments related to such termination;

          (b) Any plan, contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit sharing, or the like;

          (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

          (d) Any royalty, service or distribution agreement or other similar agreement pursuant to which the Company has granted or received rights related to any product, group of products or territory;

          (e)  Any lease for real property;

          (f) Any lease for personal property in which the amount of payments which the Company is required to make on an annual basis exceeds $25,000;

          (g)  Any material license agreement, either as licensor or licensee;

          (h) Any contract containing covenants purporting to limit freedom of the Company to compete in any line of business in any geographic area; or

          (i) Any other agreement, contract or commitment which is material to the Company.

     SECTION III.16 TAX RETURNS.

          (a) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority (as defined below) with respect to any Taxable period ending on or before the Closing Date by or on behalf of the Company (collectively, the "Tax Returns"), have been or will be filed when due (including any extensions of such due date).

          (b) The Company has timely paid, withheld or made provision on their books for all Taxes due and payable with respect to all fiscal periods ending on or prior to the Closing Date and for the portion ending on the Closing Date of any fiscal period beginning prior to the Closing Date and ending after the Closing Date.

          (c) The Company has not granted any extension or waiver of the limitation period applicable to any Tax Returns.

          (d) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the best knowledge of the Company, threatened in writing against or with respect to the Company in respect of any Tax or assessment.

          (e) There are no liens for Taxes upon the assets of the Company except liens for current Taxes not yet due.

          (f) The Company will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 (c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of the Company for any Tax period (or portion thereof) ending on or before the Closing Date.

          (g) For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means, for any entity, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by such entity, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, or other tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of such entity for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period


                                     -17
     and (iii) liability of such entity for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     SECTION III.17 INTERESTS OF OFFICERS, DIRECTORS AND OTHER AFFILIATES.
Schedule 3.17 sets forth a description of any interest held, directly or indirectly, by any officer, director or other affiliate of the Company in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company, including any interest in the Intellectual Property rights.

     SECTION III.18 INTELLECTUAL PROPERTY.

          (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined below) necessary for the operation of the business of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all reasonably necessary action to protect each item of Intellectual Property that it owns or uses.

          (b) To the knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation. To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (c) Set forth on Schedule 3.18 is a list of each patent, copyright, trademark, or registration which has been issued to the Company with respect to any of its Intellectual Property and each pending patent, copyright or trademark application or application for registration which the Company has made with respect to any of its Intellectual Property, and, with the exception of grants made to customers under terms of the Company's standard form of end-user license agreement (or an agreement substantially similar thereto), a list of each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). With respect to each item of Intellectual Property that the Company owns:
               (i) the Company possesses all right, title, and interest in and to the item;

               (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

               (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) it has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except as set forth in standard end-user license agreement (or an agreement substantially similar thereto).

          (d) Set forth in Schedule 3.18 is each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission, except for standard software packages readily available from retail computer and software outlets. With respect to each such item of used Intellectual Property:

               (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

               (iii) to the knowledge of the Company, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; and

               (vii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

          (e)  For the purposes of this Agreement, Intellectual Property means:
     (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software whether owned or licensed from a third party (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     SECTION III.19 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION III.20 TITLE TO PROPERTIES, ABSENCE OF LIENS AND ENCUMBRANCES, CONDITION OF EQUIPMENT.

          (a) Schedule 3.20 sets forth a true and complete list of all real property leased by the Company and the aggregate annual rental or other fee payable under any such lease.

          (b) The Company owns or has valid leasehold interests in all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens, except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) The equipment owned or leased by the Company is, taken as a whole, (i) adequate for the conduct of the business of the Company consistent with past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, normal wear and tear excepted, (iv) regularly and properly maintained, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (vi) free from any known defects.

          (d)  The Company owns no real property.

     SECTION III.21 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company holds all material licenses, authorizations, consents, approvals, permits (including all necessary environmental permits), concessions, certificates and other franchises of any governmental entity required to operate its business (collectively, the "Governmental Authorizations"), the absence of any which would have a Material Adverse Effect.

     SECTION III.22 ENVIRONMENTAL MATTERS.

          (a) Except as set forth on Schedule 3.22, the Company has not received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, Lien or assessment, and, to the Company's knowledge, no investigation or review is pending by any governmental entity, with respect to any material (i) alleged violation by the Company of any Environmental Law (as defined in subsection (b) below), or (ii) alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business.

          (b) For the purposes of this Section 3.22, "Environmental Laws" shall mean any and all foreign and domestic federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment.

     SECTION III.23 INSURANCE. Schedule 3.23 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. Copies of all such policies have been delivered to TSA prior to the date hereof. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).
There is no threatened termination of or material premium increase with respect to any of such policies known to the Company.

     SECTION III.24 LABOR MATTERS. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, verification of immigration status, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has not received any notice from any Governmental Authority, and there has not been asserted before any Governmental Authority, any claim, action or proceeding to which the Company is a party or involving the Company, and there is neither pending nor, to the Company's knowledge, threatened any investigation or hearing concerning the Company arising out of or based upon any such laws, regulations or practices. The Company is not a party to a collective bargaining agreement.

     SECTION III.25 EMPLOYEES. Schedule 3.25 lists each salaried employee and sales representative of the Company, his or her current position, salary, commission and general compensation arrangement. Except for agreements listed in Schedule 3.25, complete and accurate copies of which have been delivered to TSA, the Company is not a party to any effective consulting or employment agreements with individual consultants or employees (including officers and directors).

     SECTION III.26 CUSTOMERS. Schedule 3.26 sets forth a list of customers of the Company. Except as set forth in Schedule 3.26, the Company has no reason to believe that any of such customers intends to terminate its business relationship with the Company.

     SECTION III.27 COMPANY SECURITYHOLDERS. Schedule 3.27 sets forth the name of each Company shareholder and each Optionholder, the number of shares of Common Stock of the Company owned by each Company shareholder and the number of shares purchasable pursuant to the Company Options held by each Optionholder and the jurisdiction in which each shareholder of the Company and each Optionholder resides. Each shareholder of the Company and each Optionholder has received, or prior to the date of the Special Meeting held pursuant to Section 5.4 will receive, such documents, materials and information as the Company deems necessary or appropriate for evaluation of the TSA Common Stock and was provided the opportunity to ask questions of and receive answers from TSA, or its representatives, concerning the operations, business and financial condition of TSA. The TSA Common Stock was not offered to any shareholder of the Company or any Optionholder by any means of general solicitation or general advertising. Each shareholder of the Company and each Optionholder has such knowledge and experience in financial and business matters that each such shareholder or Optionholder is capable of evaluating the merits and risks of an investment in the TSA Common Stock.

     SECTION III.28 TRUTHFULNESS. No representation or warranty of the Company herein and no document or certificate furnished or to be furnished by or on behalf of the Company or its counsel, accountants or other agents pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                      ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF TSA

     TSA represents and warrants to the Company as set forth below:

     SECTION IV.1 CORPORATE EXISTENCE AND POWER. TSA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. TSA has all corporate powers required to carry on its business as now conducted. TSA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on TSA.

     SECTION IV.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by TSA of this Agreement and the Escrow Agreement and the consummation by TSA of the transactions contemplated hereby are within its corporate powers and have been and, to the extent not executed as of the date hereof, will be prior to execution, duly authorized by all necessary corporate action. This Agreement upon execution will constitute a valid and binding agreement of TSA, enforceable against TSA in accordance with their respective terms.

     SECTION IV.3 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth in Section 8.1.7 and except for the filing of the Articles of Merger in Massachusetts, the execution, delivery and performance by TSA of this Agreement and the consummation of the Merger by TSA, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

          (a) compliance with any applicable requirements of NASDAQ, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act");

          (b) compliance with any applicable requirements of the Securities Act of 1933 as amended ("Securities Act") and the rules and regulations promulgated thereunder;

          (c) compliance with any applicable state securities or "blue sky" laws.

     SECTION IV.4 NON-CONTRAVENTION. The execution, delivery and performance by TSA of this Agreement and the consummation by TSA of the transactions contemplated hereby do not and will not:

          (a) contravene or conflict with the Restated Articles of Incorporation or Bylaws of TSA;

          (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to TSA or any other Subsidiary of TSA;

          (c) constitute a default under or give rise to a right of termination, cancellation, acceleration or loss of any material benefit under any agreement, contract or other instrument binding upon TSA or any other Subsidiary of TSA or any license, franchise, permit or other similar authorization held by TSA or any such Subsidiary; or

          (d) result in the creation or imposition of any Lien on any material asset of TSA or any Subsidiary of TSA.

     SECTION IV.5   CAPITALIZATION OF TSA.

          (a) The authorized capital stock of TSA consists of 50,000,000 shares of Class A Common Stock, par value $0.005 per share, 5,000,000 shares of Class B Common Stock, par value $0.005 per share and 5,450,000 shares of Preferred Stock, par value $0.001 per share. As of March 31, 1998, there were outstanding:

                (i)  27,100,725 shares of Class A Common Stock,

                (ii) 1,171,252 shares of Class B Common Stock, and

               (iii) no shares of Preferred Stock.

          All outstanding shares of TSA capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (b) All shares of TSA Common Stock issued in the Merger shall, upon issuance, be duly authorized, fully paid, validly issued and nonassessable and registered under the Securities Act and listed under the symbol "TSAI" on the NASDAQ National Market System. TSA has reserved sufficient shares of TSA Common Stock for issuance in the Merger.

     SECTION IV.6   SEC FILINGS.

          (a)  TSA has delivered to the Company:

               (i) its annual report on Form 10-K for its fiscal year ended September 30, 1997;

               (ii) its quarterly report on Form 10-Q for its fiscal quarter ended December 31, 1997; and

               (iii) its proxy statement relating to the annual meeting of the shareholders of TSA held February 24, 1998 (collectively, the "SEC Reports").

     SECTION IV.7 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements of TSA included in its annual reports on Form 10-K and quarterly reports on Form 10-Q referred to in
Section 4.6 present fairly, in conformity with GAAP, the consolidated financial position of TSA and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "TSA Balance Sheet" means the consolidated balance sheet of TSA as of December 31, 1997, and the notes thereto, contained in TSA's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "TSA Balance Sheet Date" means December 31, 1997.

     SECTION IV.8 ABSENCE OF CERTAIN CHANGES. Since the TSA Balance Sheet Date, TSA has conducted its business in the ordinary course and there has not occurred any Material Adverse Change with respect to TSA.

     SECTION IV.9 TRUTHFULNESS. No representation or warranty of TSA herein and no document or certificate furnished or to be furnished by or on behalf of TSA or its counsel, accountants or other agents pursuant hereto or in connection with the transactions contemplated hereby, including, without limitation, the SEC Reports, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                      ARTICLE V

                               COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION V.1 CONDUCT OF BUSINESS. From the date hereof until the Closing Date, the Company shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing Date:

          (a) The Company will not adopt or propose any change in its Charter or Bylaws;

          (b)  The Company will not except as agreed by TSA in writing:

               (i) enter into any contract, agreement, plan or arrangement covering any director, officer or employee of the Company that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Merger or (B) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not have been provided but for such contingency; or

               (ii) amend any existing contract, agreement, plan or arrangement so to provide;

          (c) The Company will not issue or acquire any Common Stock or other securities or rights to acquire any securities except upon exercise of options outstanding on the date hereof as described in Section 3.5;

          (d) The Company will not acquire or become obligated to acquire any capital stock, partnership interests or other securities of any third party;

          (e) The Company will keep in full force and effect all of its existing insurance and will not, without the consent of TSA, which consent will not be unreasonably withheld, modify or reduce the coverage thereunder;

          (f) The Company will not sell, transfer, license, sublicense or otherwise dispose of any of its material assets, including the Company's Intellectual Property, or, except in the ordinary course of its business, pay any dividend or make any other distribution to holders of its capital stock;

          (g) The Company will not, without the consent of TSA, which consent will not be unreasonably withheld, enter into any contract not in the ordinary course of business.

     SECTION V.2    ACCESS TO INFORMATION.

          (a) From the date hereof until the Closing Date, the Company will, upon reasonable notice from TSA, give TSA, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company, will furnish to TSA, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and all other information with respect to the business of the Company as such persons may reasonably request and will instruct the employees, counsel and financial advisors of the Company to cooperate with TSA in its investigation of the business of the Company.

          (b) From the date hereof until the Closing Date, reasonably promptly following the end of each month, the Company will deliver to TSA an unaudited balance sheet and statement of operations of the Company for such month prepared by the Company's management.

     SECTION V.3 OTHER OFFERS. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Company and the officers, directors, employees or other agents of the Company, will not, directly or indirectly, (i) take any action to solicit, initiate or encourage the making of any acquisition proposal, or (ii) engage in negotiations with, or, except as required by a court of competent jurisdiction, disclose any nonpublic information relating to the Company, or afford access to the properties, books or records of the Company, to any person or entity that may be considering making, or has made, an acquisition proposal.

     SECTION V.4 SPECIAL MEETING. The Company shall call and hold a Special Meeting of its shareholders to approve this Agreement under the Massachusetts Business Corporation Law as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the adoption of this Agreement. The Company shall (i) recommend approval of the transactions contemplated by this Agreement by the shareholders of the Company and include in the Notice of the Special Meeting such recommendation and (ii) use all reasonable efforts to solicit from its stockholders proxies or affirmative votes in favor of adoption of this Agreement and approval of the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of shareholders to obtain such approvals.

                                      ARTICLE VI

                                   COVENANTS OF TSA

     From the date hereof until the Closing Date, TSA will, upon reasonable notice, give the Company, and its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of TSA, will furnish to the Company and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and all other information with respect to the business of TSA as such persons may reasonably request and will instruct the employees, counsel and financial advisors of TSA to cooperate with such persons in their investigation of the business of TSA.

                                      ARTICLE VII

                               COVENANTS OF ALL PARTIES

     TSA and the Company agree that:

     SECTION VII.1 ADVICE OF CHANGES. Each party will promptly advise the other such party in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) and (ii) of any Material Adverse Change in the business condition of the party and its Subsidiaries, taken as a whole.

     SECTION VII.2 REGULATORY APPROVALS. Prior to the Closing Date, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that TSA is solely responsible for compliance with the registration requirements of applicable securities law in connection with the issuance of the TSA Shares (provided that TSA's obligations are subject to the accuracy of Section 3.27). Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

     SECTION VII.3 NECESSARY CONSENTS. Prior to the Closing Date, each party will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow it to carry on its business after the Closing Date.

     SECTION VII.4 ACTIONS CONTRARY TO STATED INTENT. No party hereto will, either before or after the Merger, take any action that would prevent the Merger from qualifying as a reorganization under Sections 368(a)(2)(E) of the Code or prevent the transaction from qualifying for the pooling of interests method of accounting.

     SECTION VII.5 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of the Merger or this Agreement to the financial community, government agencies, employees or the public generally shall be mutually agreed upon in advance (unless TSA is advised by its counsel that any such announcement or other disclosure not mutually agreed upon in advance following good faith effort to secure such agreement is required to be made by law or applicable NASDAQ rule).

     SECTION VII.6 CONFIDENTIALITY. Except as expressly authorized by TSA in writing, the Company will not directly or indirectly divulge to any person or entity or use any TSA Confidential Information except as required for the performance of its duties under this Agreement. Except as expressly authorized by the Company in writing, TSA will not directly or indirectly divulge to any person or entity or use any Company Confidential Information, except as required for the performance of its duties under this Agreement.
As used herein, "TSA Confidential Information" consists of (a) any information designated by TSA as confidential whether developed by TSA or disclosed to TSA by a third party, (b) the source and object code to any TSA software and any trade secrets relating to any of the foregoing, and (c) any information relating to TSA's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. As used herein, "Company Confidential Information" consists of (x) any information designated by the Company as confidential whether developed by the Company or disclosed to the Company by a third party (y) the source and object code to any Company software, and any trade secrets related to any of the foregoing and (z) any information relating to Company product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. "TSA Confidential Information" and "Company Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with
Section 2.6 or Section 7.5 of this Agreement. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly-known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator, or compiler to make such disclosure without restriction,
(iii) has been approved or released by written authorization of the party which is the owner, creator, or compiler, or (iv) is being or has heretofore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator, or compiler.

                                     ARTICLE VIII

                               CONDITIONS TO THE MERGER

     SECTION VIII.1 CONDITIONS TO OBLIGATIONS OF TSA. The obligations of TSA hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by TSA, but only in a writing signed by

TSA):

          VIII.1.1 NO ACTIONS, ETC. No action shall have been instituted at or prior to the Closing by any person or instituted or threatened by any public authority, relating to this Agreement or any of the transactions contemplated hereby or against the Company or either Buying Party, the result of which could prevent or make illegal the consummation of any such transaction or could otherwise have a Material Adverse Effect on either Buying Party or the Company.

          VIII.1.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS. The representations and warranties of the Company contained in Article III shall be true and accurate in all material respects (and without regard to any knowledge limitation contained therein) on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date and the Company shall have performed and complied with all of its covenants and agreements in all material respects on or before the Closing Date. The Company shall have provided TSA with a certificate duly executed by the President and the Chief Financial Officer of the Company dated as of the Closing Date, certifying compliance with this subsection
8.1.2. There shall be no personal liability to any officer of the Company based on such officer's executing this certificate except for any misstatements therein made with such officer's knowledge.

          VIII.1.3 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in the Company since the Company Balance Sheet Date.

          VIII.1.4 CONSENTS. All written consents, assignments, waivers or authorizations that are required as a result of the Merger for the continuation in full force and effect of any material contracts or leases of the Company shall have been obtained.

          VIII.1.5 STOCKHOLDER APPROVAL; ABSENCE OF APPRAISAL DEMANDS. Shareholders of the Company holding not less than 80% of the Company Common Stock outstanding as of the record date for the Special Meeting shall have voted in favor of and approved this Agreement and the Merger in accordance with the Massachusetts Business Corporation Law; and the Company shall not have received notice from any holders of more than 5% of the Company Common Stock in the aggregate with respect to an intent to pursue appraisal rights pursuant to Sections 85 through 98 of the Business Corporation Law of The Commonwealth of Massachusetts in respect of the Merger.

          VIII.1.6 OPTIONS, ETC. Immediately prior to the Effective Date, except for the Company Options to be converted pursuant to Section 2.1.2(d) above and which are described in Section 3.5, there shall be no outstanding options, warrants, contractual obligations or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company.

          VIII.1.7 HART-SCOTT-RODINO. The parties shall have complied with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable.

          VIII.1.8 CLOSING AGREEMENTS. At or prior to the Closing (and, in the case of (c) below, on or before the date which is 30 days prior to the Effective Date), each of the following agreements (the "Closing Agreements"), in form and substance satisfactory to the Buying Parties, shall have been executed and delivered to the Buying Parties:

          (a)  the Articles of Merger;

          (b) employment, noncompetition and/or confidentiality agreements executed with key management personnel;

          (c) an agreement in the form of Exhibit A executed by each affiliate of the Company, including executive officers, directors, and holders of 10% or more of the Shares of Company Common Stock;

          (d) an Escrow Agreement executed by the Escrow Agent (as defined in Section 10.1) and the Securityholders' Representative to be entered into by TSA at the Closing, which contains terms consistent with the terms hereof; and

          (e) an agreement executed by all Optionholders agreeing to the conversion of the Company Options in the Merger as described in Section 2.1.2(d) above and the termination of each Optionholder's rights with respect to the Company Options except as provided herein.

          VIII.1.9 TAX OPINION. The Buying Parties shall have received a written opinion from Arthur Andersen, in form and substance reasonably satisfactory to the Buying Parties, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. The parties agree to make reasonable representations as requested by counsel to the Buying Parties for the purpose of rendering such opinion.

          VIII.1.10 POOLING OPINION. The Buying Parties shall have received an opinion of Arthur Andersen LLP, independent public accountants, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

          VIII.1.11 EFFECTIVENESS OF THE REGISTRATION STATEMENTS AND PROSPECTUS DELIVERY. The Registration Statements on Form S-4 registering the TSA Common Stock to be issued under this Agreement shall be effective under the Securities Act of 1933, as amended. No stop order suspending the effectiveness of the Registration Statements shall have been issued by the United States Securities and Exchange Commission (the "SEC") and no proceedings for that purpose and no similar proceeding in respect of the Registration Statements shall have been initiated or threatened by the SEC. The prospectus filed as part of such Registration Statements, together with copies of the SEC Reports, shall have been sent to all shareholders and option holders of the Company at least 20 business days prior to the date of the Special Meeting provided for in Section 5.4.

     SECTION VIII.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):

          VIII.2.1 NO ACTIONS, ETC. No action shall have been instituted at or prior to the Closing by any person or instituted or threatened by any public authority, pertaining to this Agreement or any of the transactions contemplated hereby, the results of which action or proceeding (a) could prevent or make illegal the consummation of any such transaction prior to the Closing, or (b) could otherwise have a Material Adverse Effect on at least 80% in interest of the Securityholders.

          VIII.2.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TSA set forth in Article IV shall be true and accurate in all material respects (and without regard to any knowledge limitation contained therein) on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date and TSA shall have performed and complied with all of its covenants and agreements in all material respects on or before the Closing Date. TSA shall have provided the Company with a certificate duly executed by the President and the Chief Financial Officer of TSA, dated as of the Closing Date, certifying compliance with this subsection 8.2.2. There shall be no personal liability to any TSA officer executing this certificate except for any misstatements therein made with such officer's knowledge.

          VIII.2.3 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in TSA since the TSA Balance Sheet Date.

          VIII.2.4 STOCKHOLDER APPROVAL. Shareholders of the Company holding not less than two-thirds of the Company Common Stock outstanding as of the record date for the Special Meeting shall have voted in favor of and approved this Agreement and the Merger in accordance with the Massachusetts Business Corporation Law.

          VIII.2.5 EFFECTIVENESS OF THE REGISTRATION STATEMENTS AND PROSPECTUS DELIVERY. The Registration Statements on Form S-4 registering the TSA Common Stock to be issued under this Agreement shall be effective under the Securities Act of 1933, as amended. No stop order suspending the effectiveness of the Registration Statements shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Registration Statements, together with copies of the SEC Reports, shall have been initiated or threatened by the SEC. The prospectus filed as part of such Registration Statements shall have been sent to all shareholders and option holders of the Company at least 20 business days prior to the date of the Special Meeting provided for in Section 5.4.

          VIII.2.6 HART-SCOTT-RODINO. The parties shall have complied with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable.

          VIII.2.7 CLOSING AGREEMENTS. At or prior to the Closing, each of the following agreements, in form and substance satisfactory to the Company, shall have been executed and delivered to the Company:

          (a)  the Articles of Merger;

          (b) employment, noncompetition and/or confidentiality agreements executed with key management personnel;

          (c) an Escrow Agreement executed by the Escrow Agent (as defined in Section 10.1) and the Securityholders' Representative to be entered into by TSA at the Closing, which contains terms consistent with the terms hereof; and

          (d) an agreement executed by all Optionholders agreeing to the conversion of the Company Options in the Merger as described in Section 2.1.2(d) above and the termination of each Optionholder's rights with respect to the Company Options except as provided herein.

                                      ARTICLE IX

                               TERMINATION OF AGREEMENT

     SECTION IX.1 TERMINATION PRIOR TO THE CLOSING DATE. Unless otherwise agreed by the parties hereto, this Agreement shall be terminated if the Closing Date does not occur on or before May 31, 1998.

      SECTION IX.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual consent of the Board of Directors of TSA and the Company;

          (b) by TSA, if (A) there has been a breach by the Company of any of its representations and warranties hereunder such that Section 8.1.2 will not be satisfied, (B) there has been a breach on the part of the Company of any of their covenants or agreements contained in this Agreement such that in both case (A) and case (B), such breach has not been promptly cured after 10 days notice (in reasonable detail) to the Company, or (C) permitted under Section 11.1(b) hereof; or

          (c) by the Company, if (A) there has been a breach by TSA of any of its representations and warranties hereunder such that Section 8.2.2 will not be satisfied or (B) there has been a breach on the part of TSA of any of its covenants or agreements contained in this Agreement such that in both case (A) and case (B), such breach has not been promptly cured after 10 days notice (in reasonable detail) to TSA.

     SECTION IX.3 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of the terminating party, except that the agreements contained or referred to in Sections 7.5, 7.6, 9.3, and
11.3 shall survive the termination hereof. Nothing herein shall limit the remedies available at law or in equity against the breaching party.

                                      ARTICLE X

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNITY, ESCROW
                                  OF SHARES

     SECTION X.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNITY, ESCROW OF SHARES PENDING RESOLUTION OF CERTAIN MATTERS. Upon consummation of the Merger, Parent shall deliver to Norwest Bank Minnesota, as escrow agent (the "Escrow Agent"), a certificate representing the Escrowed Shares. The Escrowed Shares shall be held by the Escrow Agent in the escrow (the "Escrow") and either released to the Securityholders or surrendered to the Buying Parties according to the provisions of this Article X. The Escrowed Shares of each Securityholder shall be applied to indemnify and hold harmless Parent and its Affiliates against and in respect of any and all Losses specified in Section 10.6 for which the Buying Parties and their Affiliates are entitled to indemnification pursuant to the provisions of this Article X, the amount of such indemnification to be determined as provided in this
Article X.

Each Securityholder shall be entitled to vote such Escrowed Shares as are, from time to time, held for such Securityholder's account as Escrowed Shares and to receive any cash dividend or distribution thereon (any dividends or distributions in the form of securities of Parent or other persons shall be delivered to the Escrow Agent and held as part of the Escrowed Shares).

     SECTION X.2 TERM OF ESCROW. Except as provided in Section 10.3, the Escrowed Shares shall not be released from the Escrow until the first anniversary of the Closing Date. Notwithstanding anything in this Article X to the contrary, the Securityholders' Representative at the request of a Securityholder may instruct the Escrow Agent to sell up to the number of Escrowed Shares in which such Securityholder has an interest (subject to applicable securities law compliance and the restrictions contained in the agreement described in Section 8.1.8(c)), provided that (i) the proceeds of any such sale of an Escrowed Share ("Proceeds") shall be maintained in the Escrow to the same extent as Escrowed Shares, (ii) the Proceeds shall be treated for purposes of this Article X in the same manner as Escrowed Shares allocable to such selling Securityholder (to the extent not given to Parent pursuant to Section 10.4), and (iii) the Proceeds shall be deemed to be the equivalent of one Escrowed Share for purposes of this Article X. To the extent available (and subject to the allocation of Proceeds provided for in clause (ii) of this Section), Escrowed Shares shall be given to Parent to the extent required pursuant to Section 10.4 prior to the delivery of any Proceeds.

     SECTION X.3 FORMULA FOR NUMBER OF ESCROWED SHARES TO BE RETURNED TO PARENT. The number of Escrowed Shares to be returned to Parent in respect of each Loss for which it is entitled to indemnity hereunder shall be computed by dividing the dollar amount of the Securityholders' liability in respect of such Loss by the Closing Price (subject to appropriate adjustment of the number of shares in the event of a stock dividend on, or stock split or combination of shares or other recapitalization of, or in respect of, the Escrowed Shares or in the event that other securities or property have been deposited in the Escrow in connection with any merger, consolidation or liquidation of Parent); and such Escrowed Shares to be so returned to Parent shall be allocated among the Securityholders in proportion to their then respective interests in the Escrowed Shares.

     SECTION X.4 CERTIFICATION OF LOSSES, RETURN OF SHARES TO PARENT AND DELIVERY OF BALANCE TO THE SECURITYHOLDERS.

          (a) Parent shall provide written notice to the Securityholders' Representative and the Escrow Agent of the occurrence of a "Loss" (as hereinafter defined) to which it is entitled to indemnification (which notice shall specify the circumstances of such Loss and the number of Escrowed Shares to be applied in respect thereof). Securityholders' Representative shall, within 30 days after delivery of such notice, (a) provide written notice to Parent and the Escrow Agent pursuant to Section 10.4(b)(i) or
     (ii), or (b) jointly with Parent instruct the Escrow Agent to apply all or the specified portion of the Escrowed Shares to the payment, reimbursement, settlement or discharge of such Loss. Failure of the Securityholders' Representative to give notice within the 30 day period shall be conclusively deemed to be his instruction under clause (b) of this subsection.

          (b) Within 30 days after delivery of the notice to Securityholders' Representative referred to in Section 10.4(a), Securityholders' Representative may provide written notice to Parent:

               (i) questioning the propriety of such proposed application, in which case such question shall be resolved under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal located in Chicago, Illinois composed of three arbitrators, at least one of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties in accordance with said Rules. In the event the parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The arbitrators shall determine (a) the amount, if any, of such proposed application which is proper, and (b) the amount to be borne by each party and the party or parties who shall bear the expense of such determination (which shall be allocated to the Securityholders in the proportion that the amount of the application designated by such arbitrators to be borne by the Securityholders bears to the amount originally sought by Parent) and shall be conclusive on all parties; or

               (ii) that the Securityholders dispute and intend to defend the third-party claim giving rise to such Loss or potential Loss, provided that, and for so long as, such defense is being conducted by such Securityholders at their expense and in a manner reasonably deemed by Parent to be satisfactory and effective to protect it against such Loss.

          (c) The Escrowed Shares, or any balance thereof held by the Escrow Agent as to which notice shall not have been given by Parent as aforesaid on or prior to the first anniversary date of the Closing Date shall be delivered to the Securityholders not more than fifteen days after the first anniversary of the Closing Date and such Shares to be so returned shall be allocated among the Securityholders in proportion to their then respective interests in the Escrowed Shares. Parent shall promptly notify the Escrow Agent on or before the first anniversary of the Closing Date indicating the number of Escrowed Shares the application of which has been deferred pursuant to clause (i) or (ii) of Section 10.4(b) above or pending the 30 day period provided for in Sections 10.4(a) and 10.4(b) and, if Parent fails to give such notice within 10 days after the first anniversary of the Closing Date Securityholders' Representative may so notify the Escrow Agent.

     SECTION X.5 SURVIVAL OF REPRESENTATIONS. Except as otherwise expressly provided herein, the representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any other party and, except as otherwise provided in this Section 10.5, shall expire, in the case of representations and warranties encountered in the audit process, the date of the first audit report of TSA's auditors relating to the financial statements containing the combined operations for TSA and the Company, and, in the case of representations and warranties not encountered in such audit process and all covenants and agreements of the parties, on the first anniversary of the Closing Date (in either case, the "Release Date"). Notwithstanding the foregoing, the agreements of the parties contained in Section 7.6 shall survive and not expire on the Release Date.

     SECTION X.6 INDEMNIFICATION BY THE SECURITYHOLDERS. If the Closing of the Merger shall occur, then, subject to the provisions of this Section 10.6, the Securityholders shall indemnify and hold harmless TSA, the Surviving Corporation, and their respective affiliates from and against all damages ("Losses") arising from any misrepresentation or breach of warranty, covenant or agreement made by the Company in this Agreement or in any document, instrument or certificate delivered pursuant hereto; provided, however, that the Securityholders shall be liable for Losses only to the extent the aggregate amount of such Losses exceeds $250,000, but if the aggregate amount of Losses exceeds $250,000, the Securityholders also shall be liable for the first $250,000 thereof; provided further that in no event shall the Securityholders' indemnity obligations under this Section 10.6 for

Losses exceed the amount of the Escrowed Shares. The Buying Parties, the Company and their respective Affiliates in their capacities as indemnitees under this Section 10.6 shall not have general recourse against the assets of the Securityholders in respect of their indemnification obligations under this Section 10.6, but rather the sole recourse for collection in respect of such indemnification obligations in respect of Losses shall be limited to application of the Escrowed Shares as provided in this Article X and as so limited the indemnification obligations of the Securityholders shall be joint but not several. Notwithstanding anything herein to the contrary, except with respect to claims based on fraud or which arise out of or are attributable to acts or omissions taken or made prior to Closing in connection with the business of the Company that constitute willful misconduct, gross negligence or a violation of applicable law or regulations for which criminal liability may be assessed, the rights of the indemnitees under this Article X shall be the exclusive remedy of such persons with respect to claims resulting from or relating to any misrepresentation, breach of any representation or warranty or failure to perform any covenant or agreement of the Company contained in this Agreement and except with respect to such claims all limitations as to the time and amount of liability shall apply. Notwithstanding the foregoing, the Securityholders' obligations under
Section 11.3 shall be joint and several and in addition to the obligations under this Section 10.6.

     SECTION X.7 SECURITYHOLDERS' PARTICIPATION IN DEFENSE AGAINST THIRD PARTY CLAIMS. The Securityholders shall be entitled to assume the defense of any claims for which TSA shall seek indemnification from the Securityholders under this Agreement and which are brought by parties unaffiliated with TSA. If the Securityholders elect in writing to assume the defense of any lawsuit or action with respect to any claim for which TSA is seeking indemnification under this Agreement, the Securityholders shall take control of the defense and investigation of such lawsuit or action and shall employ and engage an attorney of their own choice reasonably acceptable to TSA to handle and defend such lawsuit or action, at the Securityholders' cost. TSA shall have the right to employ counsel with respect to any such claim, but the fees and expenses of such counsel shall be at the expense of TSA unless (i) the employment of counsel by TSA has been authorized in writing by the Securityholders, or (ii) the Securityholders shall not in fact have employed counsel reasonably acceptable to TSA to assume the defense of such claim, in each of which case, the fees and expenses of counsel shall be at the expense of the Securityholders. Regardless of which party is controlling the defense of any claim, (i) both the Securityholders and TSA shall act in good faith,
(ii) no settlement of such claim may be agreed to without the written consent of both the Securityholders and TSA, which consent shall not be unreasonably withheld, and (iii) the fees and expenses of the counsel retained to defend such claim shall be payable by the Securityholders except as provided in the foregoing sentence.

     SECTION X.8 INDEMNIFICATION BY TSA. If the Closing of the Merger shall occur, then, subject to the provisions of this Section 10.8, TSA shall indemnify and hold harmless the

Securityholders from and against all damages arising from any misrepresentation or breach of warranty, covenant or agreement made by TSA in this Agreement or in any document, instrument or certificate delivered pursuant hereto.

     TSA shall indemnify the Securityholders for the damages set forth in
Section 10.8 but in no event shall TSA be required to indemnify any Securityholder for an amount in excess of 10% of the value of the TSA shares received by such Securityholder pursuant to the Merger, valued at the Closing Price, and provided that TSA shall be liable for such damages only to the extent the aggregate amount of such damages exceeds $250,000 (but if the aggregate amount of such damages exceeds $250,000, TSA shall also be liable for the first $250,000 thereof).

     To make any claim under this Section 10.8, the Securityholders' Representative shall provide written notice to TSA setting forth the damages incurred and specifying the circumstances giving rise to the claim. Within 30 days after receipt of such notice, TSA shall either (a) pay such amount or
(b) provide written notice to the Securityholders' Representative (i) questioning the propriety of the claim for indemnification or (ii) that TSA disputes and intends to defend the third-party claim giving rise to such damages or potential damages, provided that, and for so long as, such defense is being conducted by TSA at its expense and in a manner reasonably deemed by the Securityholders' Representative to be satisfactory and effective to protect the Securityholders against damages. If TSA provides notice questioning the propriety of the claim for indemnification pursuant to clause
(i) of the immediately preceding sentence, and if TSA and the Securityholders' Representative fail to reach agreement within 30 days after delivery by TSA of such notice, then the dispute shall be resolved under the Commercial Arbitration Rules of the AAA by an arbitral tribunal located in Chicago, Illinois composed of three arbitrators, at least one of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties in accordance with said Rules. In the event the parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The arbitrators shall determine (a) the amount, if any, of indemnification which is proper (subject to the provisions of this Section 10.8) and (b) the party or parties who shall bear the expense of such determination (which shall be allocated to TSA in the proportion that the amount of the indemnification designated by such arbitrators to be borne by TSA bears to the amount originally sought by the Securityholders), and shall be conclusive on all parties. Notwithstanding the foregoing, if the Securityholders' Representative fails to initiate arbitration proceedings pursuant to this Section 10.8 within 60 days after delivery by TSA of the notice questioning the propriety of the claim for indemnification, then TSA's obligations under this Article X with respect to such claim for indemnification shall terminate.

     SECTION X.9 TSA'S PARTICIPATION IN DEFENSE AGAINST THIRD PARTY CLAIMS. TSA shall be entitled to assume the defense of any claims for which the Securityholders shall seek indemnification from TSA under this Agreement. If TSA elects in writing to assume the defense of any lawsuit or action with respect to any claim for which the Securityholders are seeking indemnification under this Agreement, TSA shall take control of the defense and investigation of such lawsuit or action and shall employ and engage one attorney of its own choice reasonably acceptable to the Securityholders to handle and defend all of the Securityholders in such lawsuit or action, at TSA's cost. The Securityholders shall have the right to employ counsel with respect to any such claim, but the fees and expenses of such counsel shall be at the expense of the Securityholders unless (i) the employment of counsel by the Securityholders has been authorized in writing by TSA, or (ii) TSA shall not in fact have employed counsel reasonably acceptable to the Securityholders to assume the defense of such claim, in each of which case, the fees and expenses of counsel shall be at the expense of TSA. Regardless of which party is controlling the defense of any claim, (i) both the Securityholders and TSA shall act in good faith, (ii) no settlement of such claim may be agreed to without the written consent of both the Securityholders and TSA, which consent shall not be unreasonably withheld, and (iii) the fees and expenses of the counsel retained to defend such claim shall be payable by TSA except as provided in the foregoing sentence.

                                      ARTICLE XI

                                    MISCELLANEOUS

     SECTION XI.1   CERTAIN UPDATED INFORMATION.

     (a) The Company shall have the right to supplement or amend Schedules or to furnish additional Schedules to TSA by May 4, 1998. If the Company supplements or amends any Schedule attached hereto or previously submitted to TSA, or if the Company provides any additional Schedule to TSA after the date of this Agreement, then such supplemented, amended or additional Schedule shall be subject to the review of TSA. If TSA determines, within five business days after TSA's receipt of the supplemented, amended or additional Schedule, in its reasonable discretion that the supplementary, amended or additional information is material and adverse, then TSA may disapprove of the supplemented, amended or additional Schedule. If TSA does not disapprove of any such supplemented, amended or additional Schedule within the five business day period set forth above, such supplemented, amended or additional Schedule shall be deemed approved.

          (b) If TSA disapproves of any supplemented, amended or additional Schedule pursuant to the above paragraph within the five business day period set forth therein, then TSA shall have the right to unilaterally terminate this Agreement with no liability on the part of TSA to the Company.

     SECTION XI.2 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     SECTION XI.3 FEES AND EXPENSES. Each party shall bear its own fees and expenses provided, however, that the Securityholders shall bear the fees and expenses of the Company and the Securityholders, including without limitation, except as specified in this Section 11.3, any fee or commission due any investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of any Securityholder or the Company and any legal, accounting or other fees or expenses incurred by the Company or the Securityholders. Notwithstanding the foregoing, TSA shall bear the success fee due Broadview Associates pursuant to the agreement between the Company and Broadview Associates dated as of June 9, 1997, a true and complete copy of which has been provided to TSA prior to the date hereof.

     SECTION XI.4 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

If to TSA and/or Merger Sub:

          William E. Fisher
          CEO & President
          Transaction Systems Architects, Inc.
          330 South 108th Avenue
          Omaha, Nebraska 68154
          Telecopy:  (402) 390-8077

With a copy in each case to:

          David P. Stokes
          General Counsel
          Transaction Systems Architects, Inc.
          330 South 108th Avenue
          Omaha, Nebraska 68154
          Telecopy:  (402) 390-8077

If to the Company:

          Richard J. Condon, Jr., President
          IntraNet, Inc.
          One Gateway Center
          Newton, MA 02158
          Telecopy: (617) 527-6779

With a copy in each case to:

          Trevor W. Nagel
          Shaw Pittman Potts & Trowbridge
          2300 N Street, NW
          Washington, DC 20037
          Telecopy: (202) 663-8007

If to the Securityholders' Representative:

          Anthony D. Smith
          c/o IntraNet, Inc.
          One Gateway Center
          Newton, MA 02158
          Telecopy: (617) 527-6779

With a copy in each case to:

          Trevor W. Nagel
          Shaw Pittman Potts & Trowbridge
          2300 N Street, NW
          Washington, DC 20037
          Telecopy: (202) 663-8007

     Such communications shall be effective when they are received by the addressee thereof. Any party may change its address or telecopier number for such communications by giving notice thereof to the other parties in conformity with this Section.

     SECTION XI.5 GOVERNING LAW. The laws of the State of Nebraska (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

     SECTION XI.6 BINDING UPON SUCCESSORS AND ASSIGNS. No assignment or transfer by any of the parties of their respective rights and obligations hereunder shall be made except for such transfers as are effected by death or testamental succession or otherwise by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns (including without limitation the administrators, executors, representatives, heirs, legatees and devisees of the Securityholders), and any reference to such a party hereto shall also be a reference to permitted successors or assigns.

     SECTION XI.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

     SECTION XI.8 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

     SECTION XI.9 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     SECTION XI.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by all parties.

     SECTION XI.11 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section, Schedule or Exhibit shall mean an Article of, a Section in, or Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth.
 The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     SECTION XI.12 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, optionholder, employee, partner or any party hereto or any other person or entity (except for the rights specifically created by this Agreement with respect to the Securityholders) and all provisions hereof will be personal solely between the parties to this Agreement.

     SECTION XI.13 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties, and shall not be construed for or against any party hereto.

     SECTION XI.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



TRANSACTION SYSTEMS ARCHITECTS, INC.


By:  /s/ Gregory J. Duman
     -------------------------------
     Gregory J. Duman, Chief Financial Officer



I. N. ACQUISITION CORP.     SEAL:


By:  /s/ Gregory J. Duman
     -------------------------------
     Gregory J. Duman, President
and

By:  /s/ David P. Stokes
     -------------------------------
     David P. Stokes, Treasurer



INTRANET, INC.             SEAL:


By:  /s/ Richard J. Condon
     -------------------------------
     Richard J. Condon, Jr., President
and

By:  /s/ Jonathan M. Edwards
     -------------------------------
     Jonathan M. Edwards, Treasurer



SECURITYHOLDERS' REPRESENTATIVE:


By:  /s/ Anthony D. Smith
     -------------------------------
     Anthony D. Smith

                                   AMENDMENT NO. 1
                                          TO
                             AGREEMENT AND PLAN OF MERGER

          This Amendment No. 1 (this "Amendment") to the Agreement and Plan of Merger (the "Agreement") dated as of April 27, 1998 among Transaction Systems Architects, Inc., a Delaware corporation ("TSA" or "Parent"), I.N. Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent, and IntraNet, Inc., a Massachusetts corporation (the "Company") is entered into by the parties hereto as of this 28th day of May, 1998.

                                       RECITALS

          The parties desire to amend certain terms of the Agreement relating to the conversion of Company Options.

          THEREFORE, the parties hereto agree that the Agreement is hereby amended as follows:

          1.   AMENDMENTS.

               1.1 The third sentence of Section 2.1.2(d) is hereby amended to delete the phrase ", and less (iii) the quotient of all withholding taxes applicable to the conversion and exchange of such Company Option divided by the Closing Price."

               1.2 Section 2.1.2(d) is hereby amended to add the following sentence: On the Closing Date, each Optionholder shall pay (or cause to be paid) to the Surviving Corporation in cash an amount equal to all withholding taxes applicable to the conversion and exchange of each Company Option in connection with the Merger.

          2. MISCELLANEOUS. The laws of the State of Nebraska (irrespective of its choice of law principles) shall govern the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its existing terms, but each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and references to the Agreement in any and all instruments or documents in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of May 28, 1998.


TRANSACTION SYSTEMS ARCHITECTS, INC.


By: /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, Chief Financial Officer



I. N. ACQUISITION CORP.                 SEAL:


By: /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, President

and

By: /s/ David P. Stokes
   ----------------------------------------
   David P. Stokes, Treasurer


INTRANET, INC.                          SEAL:


By: /s/ Richard J. Condon
   ----------------------------------------
   Richard J. Condon, Jr., President

and

By: /s/ Jonathan M. Edwards
   ----------------------------------------
   Jonathan M. Edwards, Treasurer


SECURITYHOLDERS' REPRESENTATIVE:


By: /s/ Anthony D. Smith
   ----------------------------------------
   Anthony D. Smith

                                   AMENDMENT NO. 2
                                          TO
                             AGREEMENT AND PLAN OF MERGER

          This Amendment No. 2 (this "Amendment") to the Agreement and Plan of Merger dated as of April 27, 1998 among Transaction Systems Architects, Inc., a Delaware corporation ("TSA" or "Parent"), I.N. Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent, and IntraNet, Inc., a Massachusetts corporation (the "Company"), as previously amended pursuant to Amendment No. 1 thereto (the "Agreement"), is entered into by the parties hereto as of this 29th day of May, 1998.

          1. AMENDMENT. The parties hereto agree that Section 9.1 of the Agreement is hereby amended to read in its entirety as follows:

          SECTION 9.1 TERMINATION PRIOR TO THE CLOSING DATE. Unless otherwise agreed by the parties hereto, this Agreement shall be terminated if the Closing Date does not occur on or before June 30, 1998.

          2. MISCELLANEOUS. The laws of the State of Nebraska (irrespective of its choice of law principles) shall govern the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its existing terms, but each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and references to the Agreement in any and all instruments or documents in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended by Amendment No. 1 thereto and this Amendment. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of May 29, 1998.

TRANSACTION SYSTEMS ARCHITECTS, INC.


By: /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, Chief Financial Officer



I. N. ACQUISITION CORP.                 SEAL:


By: /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, President

and

By: /s/ David P. Stokes
   ----------------------------------------
   David P. Stokes, Treasurer


INTRANET, INC.                          SEAL:


By: /s/ Richard J. Condon
   ----------------------------------------
   Richard J. Condon, Jr., President

and

By: /s/ Jonathan M. Edwards
   ----------------------------------------
   Jonathan M. Edwards, Treasurer


SECURITYHOLDERS' REPRESENTATIVE:


By: /s/ Anthony D. Smith
   ----------------------------------------
   Anthony D. Smith

                                   AMENDMENT NO. 3
                                          TO
                             AGREEMENT AND PLAN OF MERGER

     This Amendment No. 3 (this "Amendment") to the Agreement and Plan of Merger dated as of April 27, 1998 among Transaction Systems Architects, Inc., a Delaware corporation ("TSA" or "Parent"), I.N. Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent, and IntraNet, Inc., a Massachusetts corporation (the "Company"), as previously amended pursuant to Amendment No. 1 and Amendment No. 2 thereto (the "Agreement"), is entered into by the parties hereto as of this 26th day of June, 1998.

     1. AMENDMENT. The parties hereto agree that Section 9.1 of the Agreement is hereby amended to read in its entirety as follows:

     SECTION 9.1 TERMINATION PRIOR TO THE CLOSING DATE. Unless otherwise agreed by the parties hereto, this Agreement shall be terminated if the Closing Date does not occur on or before July 17, 1998.

     2. MISCELLANEOUS. The laws of the State of Nebraska (irrespective of its choice of law principles) shall govern the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its existing terms, but each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and references to the Agreement in any and all instruments or documents in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended by Amendment No. 1 and Amendment No. 2 thereto and this Amendment. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June 26, 1998.

TRANSACTION SYSTEMS ARCHITECTS, INC.


By: /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, Chief Financial Officer



I. N. ACQUISITION CORP.                 SEAL:


By:  /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, President

and

By: /s/ David P. Stokes
   ----------------------------------------
   David P. Stokes, Treasurer


INTRANET, INC.                          SEAL:


By: /s/ Richard J. Condon, Jr.
   ----------------------------------------
   Richard J. Condon, Jr., President

and

By: /s/ Jonathan M. Edwards
   ----------------------------------------
   Jonathan M. Edwards, Treasurer


SECURITYHOLDERS' REPRESENTATIVE:


By: /s/ Anthony D. Smith
   ----------------------------------------
   Anthony D. Smith

                                   AMENDMENT NO. 4
                                          TO
                             AGREEMENT AND PLAN OF MERGER

     This Amendment No. 4 (this "Amendment") to the Agreement and Plan of Merger dated as of April 27, 1998 among Transaction Systems Architects, Inc., a Delaware corporation ("TSA" or "Parent"), I.N. Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent, and IntraNet, Inc., a Massachusetts corporation (the "Company"), as previously amended pursuant to Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (the "Agreement"), is entered into by the parties hereto as of this 16th day of July, 1998.

     1. AMENDMENT. The parties hereto agree that Section 9.1 of the Agreement is hereby amended to read in its entirety as follows:

     SECTION 9.1 TERMINATION PRIOR TO THE CLOSING DATE. Unless otherwise agreed by the parties hereto, this Agreement shall be terminated if the Closing Date does not occur on or before August 7, 1998.

     2. MISCELLANEOUS. The laws of the State of Nebraska (irrespective of its choice of law principles) shall govern the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its existing terms, but each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and references to the Agreement in any and all instruments or documents in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto and this Amendment. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of July 16, 1998.

TRANSACTION SYSTEMS ARCHITECTS, INC.


By: /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, Chief Financial Officer



I. N. ACQUISITION CORP.                 SEAL:


By:  /s/ Gregory J. Duman
   ----------------------------------------
   Gregory J. Duman, President

and

By: /s/ David P. Stokes
   ----------------------------------------
   David P. Stokes, Treasurer


INTRANET, INC.                          SEAL:


By: /s/ Richard J. Condon, Jr.
   ----------------------------------------
   Richard J. Condon, Jr., President

and

By: /s/ Jonathan M. Edwards
   ----------------------------------------
   Jonathan M. Edwards, Treasurer


SECURITYHOLDERS' REPRESENTATIVE:


By: /s/ Anthony D. Smith
   ----------------------------------------
   Anthony D. Smith